Exhibit 10.1

Noramco, Inc.
500 Swedes Landing Road
Wilmington, DE 19801
Attn: Vice President Sales and Marketing

July 18, 2016

Ladies and Gentlemen,

Reference is made to that certain Supply Agreement by and between Noramco, Inc. (“Noramco”) and Endo Ventures Limited (“Endo”) effective April 27, 2012 and as subsequently amended (collectively, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

Pursuant to Section 10.1 of the Agreement, this letter shall serve as written notice to Noramco of Endo’s non-renewal of the Agreement. As a result, upon the expiration of the Initial Term, the Agreement will terminate effective April 27, 2017. For the avoidance of doubt, the obligations and liabilities set forth in Section 10.5 of the Agreement shall survive such termination.

Thank you for your help in this matter and we look forward to continuing to do business with you in the future.

Very truly yours,

ENDO VENTURES LIMITED

By:	/s/ Robert Cobuzzi
Name:	Robert Cobuzzi
Title:	Director